                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) NOVEMBER 12, 2003
                                                          ------------------

                                  NETGURU, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                 0-28560                      22-2356861
          --------                 -------                      ----------
(State or other jurisdiction     (Commission                   (IRS Employer
     of incorporation)           File Number)                Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA 92887
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (714) 974-2500
                                                          --------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Announcement Regarding Stockholder Vote and Management Changes
--------------------------------------------------------------

         On November 13, 2003, netGuru, Inc. (the "Company") issued a press release announcing the Results of the stockholder vote from its Annual Meeting of Stockholders held on November 13, 2003. The full text of the press release is attached as Exhibit 99.1 to this report and incorporated into this report by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Not applicable.

         (b) PRO FORMA FINANCIAL INFORMATION. Not applicable.

         (c) EXHIBITS.

         Exh. No.        Description
         --------        -----------

         99.1 Press release dated November 13, 2003 regarding Results of Stockholder Vote, New Business Initiative, and Management and Board Changes.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On November 12, 2003, the Company held a public conference call featuring a presentation by senior management that included a discussion of the Company's results of operations and financial condition as of and for the quarter ended September 30, 2003. In addition, the Company issued a related press release dated November 12, 2003, the full text of which is included in this Item 12.

         The information contained in this Item 12 is being "furnished to" the SEC in accordance with SEC Release Nos. 33-8216 and 34-47226 and shall not be deemed "filed with" the SEC for purposes of Section 18 of the Securities Exchange of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 12 shall not be deemed incorporated by reference into any registration statement, proxy statement or other report except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

PRESS RELEASE                                                    SOURCE: NETGURU

netGuru Announces Second Quarter Results

--------------------------------------------------------------------------------

                                 [netGuru logo]

                    NETGURU ANNOUNCES SECOND QUARTER RESULTS

________________________________________________________________________________

YORBA LINDA, CA - NOVEMBER 12, 2003 - netGuru, Inc. (Nasdaq: NGRU), an integrated information technology and services company, today reported financial results for its fiscal quarter ended September 30, 2003.

For the quarter ended September 30, 2003, netGuru reported a net loss of $0.8 million, or $0.04 per diluted share, compared with a net loss of $1.2 million or $0.07 per diluted share for the same period in the prior fiscal year. During the six months ended September 30, 2003, netGuru reported a net loss of $1.2 million, or $0.07 per diluted share, compared with a net loss of $8.1 million, or $0.47 per diluted share for the same period in the prior year.

Net revenues for the second quarter ended September 30, 2003 totaled $4.3 million, representing a decrease of $1.4 million from $5.7 million in the comparable quarter of the prior fiscal year. netGuru's core engineering and collaborative software products and services net revenues increased 11.9% during the second quarter ended September 30, 3003, compared to the same period in the prior fiscal year. This increase was offset by a 82.5% decline in the Web-based telecommunications and travel services net revenues and a 6.1% decrease in IT services net revenues during the quarter ended September 30, 2003 compared to the same period in the prior fiscal year.

The increase in engineering and collaborative software net revenues was primarily from new international regional offices set up during the last fiscal year. The decrease in the IT services net revenues was due to the continued lack of demand in the IT services industry, although the rate of decrease has slowed down during the second quarter ended September 30, 2003. Web-based telecommunications and travel services net revenues declined due to a decline in the wholesale telephony business as well as lower revenues from the travel services business. The travel services net revenues were lower because netGuru recognized revenues from tickets sold as a ticket consolidator net of purchase costs, since netGuru did not renew its purchase commitment on such tickets. Under these terms netGuru previously had inventory risk, which allowed gross revenue treatment in the comparable periods of the prior fiscal year. Due to the recent turmoil in the telecommunications industry, which has increased the uncertainty of the viability of smaller services providers, some of whom are our customers, and due to the higher operating costs of the call termination services business, netGuru has shifted its focus from call terminations services to the retail phone card business, resulting in lower revenues from call termination services.

Overall gross profit margins increased to 63.4% in the quarter ended September 30, 2003 from 45.6% during the same period in the prior year. Gross profit margin from engineering and collaborative software products and services decreased to 86.4% during the quarter ended September 30, 2003, from 89.8% during the same period in the prior fiscal year, primarily due to lower revenue from digital media and animation services without a corresponding decrease in the cost of providing such services. Gross profit margin from the IT services business decreased to 18.8% from 25.2% for the same period in the prior year. Gross profit margin from Web-based telecommunications and travel services increased to 51.4% from 6.3% for the same period in the prior fiscal year. The increase in gross profit margin from Web-based telecommunications and travel services is due to (1) lower cost of purchased telephony minutes, (2) reduced focus on the higher cost wholesale telephony business and (3) better gross profit margin from our travel services business since the revenues from tickets sold as a ticket consolidator were recognized net of costs in the current period.

"We are pleased that our core engineering and collaborative software segment continues to improve despite a traditionally slow second quarter. Currently, we are working with LARSA to create a product combining STAAD.Pro, our flagship engineering software, with LARSA's software to address the sophisticated requirements of the bridge market. We see this relationship as another testament to STAAD.Pro's potential," said Amrit Das, netGuru's Chairman and CEO.

ABOUT NETGURU

netGuru (WWW.NETGURU.COM) is an integrated information technology and services company. The Company's solutions consist of the following:

o Engineering and collaborative software products and services to businesses worldwide;
o     IT services; and
o     Web-based telecommunications and travel services

The Company has offices in the United States, India, the United Kingdom, France, Germany and Singapore and distributors in 40 countries. The Company currently licenses its software products to more than 20,000 businesses, with 50,000 installations and 160,000 users in over 85 countries.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

With the exception of historical information, the matters discussed in this press release including, in particular, our ability to enter into strategic relationships and achieve growth in the engineering and collaborative software, and our ability to increase our net revenues from the international markets, are forward looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to continue revenue growth and technological innovation despite our continuing efforts to control costs, worldwide economic conditions, changes in governmental regulations and policies, the emergence of competitive products and services, unforeseen technical issues and those factors contained in the "Risk Factors" Section of the Company's Form 10-KSB for the fiscal year ended March 31, 2003.

                          [FINANCIAL TABLES TO FOLLOW]


                                       NETGURU, INC. AND SUBSIDIARIES
                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (Unaudited)
                             (In thousands, except share and per share amounts)

                                               THREE MONTHS    THREE MONTHS    SIX MONTHS      SIX MONTHS
                                                  ENDED           ENDED           ENDED           ENDED
                                               SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                   2003            2002           2003            2002
                                                                                                (RESTATED)
                                               -------------   -------------   -------------   -------------
Net revenues:
    Engineering and collaborative software
      products and services                    $      2,674    $      2,390    $      5,396    $      4,261
    IT services                                       1,285           1,369           2,492           2,783
    Web-based telecommunications and travel
      services                                          348           1,984             810           3,116
                                               -------------   -------------   -------------   -------------
           Total net revenues                  $      4,307    $      5,743    $      8,698    $     10,160

Cost of revenues:
    Engineering and collaborative software              363             243             740             535
      solutions
    IT services                                       1,043           1,024           1,961           2,100
    Web-based telecommunication and travel
      services                                          169           1,860             431           2,847
                                               -------------   -------------   -------------   -------------
           Total cost of revenues                     1,575           3,127           3,132           5,482
                                               -------------   -------------   -------------   -------------
           Gross profit                               2,732           2,616           5,566           4,678
                                               -------------   -------------   -------------   -------------

Operating expenses:
    Selling, general and administrative               2,669           2,841           4,985           5,457
    Research and development                            484             547             988           1,011
    Depreciation                                        239             274             494             542
    Impairment charge                                    --              67              --              67
    Restructuring                                        --              11              --             104
                                               -------------   -------------   -------------   -------------
           Total operating expenses                   3,392           3,740           6,467           7,181
                                               -------------   -------------   -------------   -------------

           Operating loss                              (660)         (1,124)           (901)         (2,503)
                                               -------------   -------------   -------------   -------------

Other expense (income):
    Interest, net                                       114              54             238             116
    Other                                               (82)             (4)            (81)             (6)
                                               -------------   -------------   -------------   -------------
           Total other expense                           32              50             157             110
                                               -------------   -------------   -------------   -------------

Loss before income taxes and cumulative                (692)         (1,174)         (1,058)         (2,613)
    effect of a change in accounting
    principle
Income tax (benefit) expense                             75              68             112            (301)
                                               -------------   -------------   -------------   -------------
Loss before cumulative effect of a change
   in accounting principle                     $       (767)   $     (1,242)   $     (1,170)   $     (2,312)
Cumulative effect of a change in accounting
   principle                                             --              --              --          (5,824)
                                               -------------   -------------   -------------   -------------
           Net loss                            $       (767)   $     (1,242)   $     (1,170)   $     (8,136)
                                               =============   =============   =============   =============

Basic and diluted loss per common share:
  Loss per common share before
    cumulative effect of a change in           $      (0.04)   $      (0.07)   $      (0.07)   $      (0.13)
    accounting principle
  Cumulative per share effect of a
    change in accounting principle                       --              --              --           (0.34)
                                               -------------   -------------   -------------   -------------
     Basic and diluted loss per common share   $      (0.04)   $      (0.07)   $      (0.07)   $      (0.47)
                                               =============   =============   =============   =============

Common shares used in computing net loss
    per common share:                            17,341,152      17,326,965      17,333,195      17,306,583
                                               =============   =============   =============   =============



                                      NETGURU, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands, except share and per share amounts)

                                                                              SEPTEMBER 30,   MARCH 31,
                                                                                 2003           2003
                                                                              ------------   ------------
                                                                              (Unaudited)

                                     ASSETS
Current assets:
    Cash and cash equivalents                                                 $     1,957    $     2,861
    Accounts receivable (net of allowance for doubtful accounts of $677 and
      $735, as of September 30, 2003 and March 31, 2003, respectively)              2,617          2,889
    Income tax receivable                                                               1             88
    Notes and related party loans receivable                                           40            670
    Deposits                                                                           96
    Prepaid expenses and other current assets                                       1,162            858
                                                                              ------------   ------------

           Total current assets                                                     5,873          7,366

Property, plant and equipment, net                                                  2,717          3,113
Goodwill (net of accumulated amortization of $4,438)                                3,281          3,281
Other assets                                                                          435            553
                                                                              ------------   ------------
                                                                              $    12,306    $    14,313
                                                                              ============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term bank debt                                    $     1,205    $     1,340
    Current portion of capital lease obligations                                      374            412
    Accounts payable                                                                  678            802
    Accrued expenses                                                                  890          1,129
    Income taxes payable                                                              168             79
    Deferred revenues                                                               1,598          2,094
    Other liabilities                                                                 191            234
    Accrued restructuring costs                                                        --            199
                                                                              ------------   ------------

           Total current liabilities                                                5,104          6,289

Long-term bank debt, net of current portion                                         1,138          1,270
Capital lease obligations, net of current portion                                     447            627
Deferred gain on sale-leaseback                                                       782            817
                                                                              ------------   ------------

           Total liabilities                                                        7,471          9,003
                                                                              ------------   ------------

Stockholders' equity:
    Preferred stock, par value $.01 (Authorized 5,000,000 shares;
      no shares issued and outstanding)                                                --             --
    Common stock, par value $.01; authorized 150,000,000 shares;
      issued and outstanding 17,357,154 and 17,325,150 shares as of
      September 30, 2003 and March 31, 2003, respectively                             174            173
    Additional paid-in capital                                                     33,940         33,322
    Accumulated deficit                                                           (28,504)       (27,334)
    Accumulated other comprehensive loss:
    Cumulative foreign currency translation adjustments                              (775)          (851)
                                                                              ------------   ------------

           Total stockholders' equity                                               4,835          5,310
                                                                              ------------   ------------
                                                                              $    12,306    $    14,313
                                                                              ============   ============


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 14, 2003                  NETGURU, INC.

                                       By: /s/ BRUCE NELSON
                                           -------------------------------------
                                           Bruce Nelson, Chief Financial Officer

                         EXHIBITS FILED WITH THIS REPORT

Exh. No.            Description
--------            -----------

99.1 Press release dated November 13, 2003 regarding Results of Stockholder Vote, Business Initiative and Management and Board Changes.